Exhibit 99.1

Form Last Updated by the NYSE on July 1, 2013

NYSE Regulation

Domestic Company
Section 303A
Annual CEO Certification

As the Chief Executive Officer of National Retail Properties, Inc. (NNN), and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE's corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company's Domestic Company Section 303A Annual Written Affirmation.

This certification is:

☒ Without Qualification
or
☐ With Qualification

By:        /s/ Julian E. Whitehurst
Print Name:    Julian E. Whitehurst
Title:        Chief Executive Officer and President
Date:        May 18, 2018